Exhibit 10.2

As of March 31, 2013

Kenneth D. Trbovich
2370 Lewis Road
South Wales, NY 14139-9711

Dear Mr. Kenneth D. Trbovich:

You and Servotronics, Inc. (the "Company") are parties to an Employment Agreement, dated June 15, 2012 pursuant to which you are employed by the Company. This letter confirms such Employment Agreement and subsequent ratification and subsequent Amendment dated August 13, 2012 and any and all other relevant amendments (the "Amended Agreement").

This letter will also confirm your agreement and that of the Company by action of the Executive Committee of the Board of Directors on March 31, 2013 to amend Paragraph 3 of the Amended Agreement to delete the former salary and insert in its place "$250,000.00" subject to your acceptance which will be indicated by your signature below.

If the foregoing meets with your approval and you are willing to become bound hereby, please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.

/s/ Bernadine E. Kucinski

Bernadine E. Kucinski,
Assistant Corporate Secretary

ACCEPTED AND AGREED

/s/ Kenneth D. Trbovich
Kenneth D. Trbovich

March 31, 2013
Date